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                                                                    EXHIBIT h(4)

                                AGENCY AGREEMENT

         THIS AGREEMENT made the of the 7th day of July, 2001, by and between, each of the following registered investment companies AETNA VARIABLE FUND, d/b/a Aetna Growth and Income VP, a Massachusetts business trust, AETNA VARIABLE ENCORE FUND, d/b/a Aetna Money Market VP, a Massachusetts business trust, AETNA INCOME SHARES, d/b/a Aetna Bond VP, a Massachusetts business trust, AETNA BALANCED VP, INC., a Maryland corporation, AETNA GET FUND, a Massachusetts business trust, AETNA GENERATION PORTFOLIOS, a Maryland corporation, and AETNA VARIABLE PORTFOLIOS, INC., a Maryland corporation (individually and severally the "Fund"), on behalf of its separate portfolios or series, if any, and any other portfolios or series established in the future as a series of the Fund and set forth on Exhibit A, attached hereto, as amended from time to time (each such portfolio or series hereinafter jointly and severally referred to as a "Series"), each having its principal place of business at 10 State House Square, Hartford, Connecticut, 06103-3602 and DST SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware, having its principal place of business at 333 West 11th Street, 5th Floor, Kansas City, Missouri 64105 ("DST"):

                                   WITNESSETH:

         WHEREAS, Fund desires to appoint DST as Transfer Agent and Dividend Disbursing Agent, and DST desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.       Documents to be Filed with Appointment.

         In connection with the appointment of DST as Transfer Agent and Dividend Disbursing Agent for Fund, there will be filed with DST the following documents:

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         A.       A certified copy of the resolutions of the Board of Directors or Trustees of Fund appointing DST as Transfer Agent and Dividend Disbursing Agent, approving the form of this Agreement, and giving written instructions and requests on behalf of Fund;

         B. A certified copy of the Articles of Incorporation or Declaration of Trust of Fund and all amendments thereto;

         C.       A certified copy of the bylaws of Fund;

         D. Copies of the most recent Registration Statements and amendments thereto filed with the Securities and Exchange Commission.

         E. Specimens of the signatures of the officers of the Fund and individuals authorized to sign written instructions and requests;

         F.       An opinion of counsel for Fund with respect to:

                  (1) Fund's organization and existence under the laws of its state of organization,

                  (2) The status of all shares of stock of Fund covered by the appointment under the Securities Act of 1933, as amended, and any other applicable federal or state statute, and

                  (3) That all issued shares are, and all unissued shares will be, when issued, validly issued, fully paid and nonassessable by Fund.

2.       Certain Representations and Warranties of DST.

         DST represents and warrants to Fund that:

         A. It is a corporation duly organized and existing and in good standing under the laws of Delaware.

         B. It is duly qualified to carry on its business in the State of Missouri.

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         C.       It is empowered under applicable laws and by its Articles of
                  Incorporation and bylaws to enter into and perform the services contemplated in this Agreement.

         D. It is registered as a transfer agent to the extent required under the Securities Exchange Act of 1934.

         E. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

         F. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

3.       Certain Representations and Warranties of Fund.

         Fund represents and warrants to DST that:

         A. It is duly organized as heretofore described and existing and in good standing under the laws of the state set forth after its name in the first paragraph of this Agreement.

         B. It is an open-end management investment company registered under the Investment Company Act of 1940, as amended.

         C. A registration statement under the Securities Act of 1933 has been filed and will be effective with respect to all shares of Fund being offered for sale.

         D. All requisite steps have been and will continue to be taken to register Fund's shares for sale in all applicable states and such registration will be effective at all times shares are offered for sale in such state.

         E. Fund is empowered under applicable laws and by its charter or declaration and bylaws to enter into and perform this Agreement.

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4.       Scope of Appointment.

         A. Subject to the conditions set forth in this Agreement, Fund hereby appoints DST as Transfer Agent and Dividend Disbursing Agent.

         B. DST hereby accepts such appointment and agrees that it will act as Fund's Transfer Agent and Dividend Disbursing Agent. DST agrees that it will also act as agent in connection with Fund's periodic withdrawal payment accounts and other open accounts or similar plans for shareholders, if any.

         C. Fund agrees to use its best efforts to deliver to DST in Kansas City, Missouri, as soon as they are available, all of its shareholder account records.

         D. DST, utilizing DST's computerized data processing systems for securityholder accounting (the "TA2000 System" for open-end funds and "STS System" for closed-end funds and the "Systems" for both the TA2000(R) and STS Systems, jointly and severally), and subject to the provisions of Sections 17,18 and 19 of this Agreement, will perform certain services as transfer, dividend disbursing and shareholders' servicing agent for Fund, and as agent of Fund for shareholder accounts thereof, in a timely manner including, but not limited to: maintaining all shareholder accounts; providing transaction journals; preparing shareholder meeting lists (one annually at no charge, lists for additional meetings will be charged for), mailing proxies and proxy materials, receiving and tabulating proxies, certifying the shareholder votes in Fund (all proxy activities are subject to proxy fees and reimbursable fees); mailing shareholder reports and prospectuses supplied to DST by Fund or its agents; withholding, as required by Federal law and as directed by Fund, taxes on nonresident alien and foreign corporation accounts, for pension and deferred income, backup

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                  withholding or other instances agreed upon by Fund and DST;
                  disbursing income dividends and capital gains distributions to shareholders, preparing, filing and mailing U.S. Treasury Department Forms 1099, 1042, 1042S and backup withholding as required for all shareholders and as directed by Fund; preparing and mailing confirmation forms to shareholders and dealers, as instructed, for all purchases and liquidations (not applicable to closed-end funds except for transfers into or out of a shareholders' account) of shares of Fund and other confirmable transactions in shareholders' accounts; recording reinvestment of dividends and distributions in shares of Fund; providing or making available on-line daily and monthly reports as provided by either of the Systems and as requested by Fund or its management company; maintaining those records necessary to carry out DST's duties hereunder, including all information reasonably required by Fund to account for all transactions (non-valued in closed-end funds) in Fund shares, calculating the appropriate sales charge with respect to each purchase of Fund shares as set forth in the prospectus for Fund (not applicable to closed-end funds); solely for open-end funds: determining the portion of each sales charge payable to the dealer participating in a sale in accordance with schedules delivered to DST by Fund's principal underwriter or distributor (hereinafter "principal underwriter") from time to time, disbursing dealer commissions collected to such dealers, determining the portion of each sales charge payable to such principal underwriter and disbursing such commissions to the principal underwriter; receiving correspondence pertaining to any former, existing or new shareholder account, processing such correspondence for proper recordkeeping, and responding promptly to shareholder correspondence; mailing to dealers confirmations of wire order trades (not

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                  applicable to closed-end funds); mailing copies of shareholder statements to shareholders and registered representatives of dealers in accordance with Fund's instructions; and, solely in the case of open-end funds, processing, generally on the date of receipt, purchases or redemptions or instructions to settle any mail or wire order purchase or redemption (or in the case of closed-end funds, effecting transfer of certificates) received in proper order as set forth in the prospectus and DST's Procedures, as hereinafter defined, rejecting promptly any requests not received in proper order (as defined by Fund or its agents or DST's Procedures), and, solely in the case of open-end funds, causing exchanges of shares to be executed in accordance with Fund's instructions, the applicable prospectus, DST's Procedures and the general exchange privilege application.

         E. At the request of an individual authorized by Fund to provide instructions to DST, and receive inquiries from DST in connection with the Agreement (each an "Authorized Person," as set forth on Exhibit D hereto) DST shall use reasonable efforts to provide the services set forth in this Agreement in connection with transactions (i) on behalf of retirement plans and participants in retirement plans and transactions ordered by brokers as part of a "no transaction fee" program ("NTF"), the processing of which transactions require DST to use methods and procedures other than those usually employed by DST to perform shareholder servicing agent services, (ii) involving the Provision of information to DST after the commencement of me nightly processing cycle of whichever of the Systems is applicable or (iii) which require more manual intervention by DST, either in the entry of data or in the modification or amendment of

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                  reports generated by the Systems than is usually required by non-retirement plan, non-NTF and pre-nightly transactions (the "Exception Services").

         F. Fund shall have the right to add new Series to the TA2000 System upon at least thirty (30) days' prior .written notice to DST provided that the requirements of the new Series are generally consistent with services then being provided by DST under this Agreement. Rates or charges for additional Series shall be as set forth in Exhibit B, as hereinafter defined, for the remainder of the contract term except as such Series use functions, features or characteristics for which DST has imposed an additional charge as part of its standard pricing schedule. In the latter event, rates and charges shall be in accordance with DST's then-standard pricing schedule.

         G. DST shall use reasonable efforts to provide, reasonably promptly under the circumstances, the same services with respect to any new, additional functions or features or any changes or improvements to existing functions or features as provided for in Fund's instructions, prospectus or application as amended from time to time, for Fund provided (i) DST is advised in advance by Fund of any changes therein, (ii) the Systems and the mode of operations utilized by DST as then constituted support such additional functions and features, and (iii) any new or increased services to be provided by DST or commenced to be used by Fund in addition to those currently used at execution hereof or any new products or functionality added to the TA2000 System shall be provided in accordance with the Fee Schedules then attached to the existing Agency Agreements between DST or, if not referenced in such Fee Schedules, at mutually agreed to fees and charges. If any addition to, improvement of or change in the features and functions currently provided by either of the Systems or the operations

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                  as requested by Fund requires an enhancement or modification to either of the Systems or to operations as presently conducted by DST, DST shall not be liable therefor until such modification or enhancement is, if DST agrees to develop or institute it, developed (at Fund's expense) and installed on the Systems or a new mode of operation is instituted. If any new, additional function or feature or change or improvement to existing functions or features or new service or mode of operation measurably increases DST's cost of performing the services required hereunder at the current level of service, DST shall advise Fund of the amount of such increase and if Fund elects to utilize such function, feature or service, DST shall be entitled to increase its fees by the amount of the increase in costs. In no event shall DST be responsible for or liable to provide any additional function, feature, improvement or change in method of operation until it has consented thereto in writing.

5.       Limit of Authority.

         Unless otherwise expressly limited by the resolution of appointment or by subsequent action by Fund, the appointment of DST as Transfer Agent will be construed to cover the full amount of authorized stock of the class or classes for which DST is appointed as the same will, from time to time, be constituted, and any subsequent increases in such authorized amount. In case of such increase Fund will file with DST:

         A. If the appointment of DST was theretofore expressly limited a certified copy of a resolution of Fund's Board of Directors increasing the authority of DST;

         B. A certified copy of the amendment to Fund's Articles of Incorporation authorizing the increase of stock;

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         C.       A certified copy of the order or consent of each governmental or regulatory authority required by law to consent to the issuance of the increased stock, and an opinion of counsel that the order or consent of no other governmental or regulatory authority is required;

         D.       Opinion of counsel for Fund stating:

                  (1) The status of the additional shares of stock of Fund under the Securities Act of 1933, as amended, and any other applicable federal or state statute and that said shares may be legally issued; and

                  (2) That the additional shares are, or when issued will be, validly issued, fully paid and nonassessable by Fund.

6.       Compensation and Expenses.

         A. In consideration for its services hereunder as Transfer Agent and Dividend Disbursing Agent, Fund will pay to DST from time to time a reasonable compensation for all services rendered as Agent, and also all its reasonable out-of-pocket expenses, charges, counsel fees, and other disbursements (Compensation and Expenses) incurred in connection with the agency. Such compensation is set forth in a separate schedule, a copy of which, as amended from time to time, is attached hereto as Exhibit B and incorporated herein by reference. If Fund has not paid such Compensation and Expenses to DST within a reasonable time, DST may, after written notice to Fund, charge against any non-shareholder monies held under this Agreement, the amount of any Compensation and Expenses for which it shall be entitled to reimbursement under this Agreement.

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         B.       Fund also agrees promptly to reimburse DST for all reasonable reimbursable expenses or disbursements incurred by DST in connection with the performance of services under this Agreement including, but not limited to, expenses for postage, express delivery services, freight charges, envelopes, checks, drafts, forms (continuous or otherwise), specially requested reports and statements, telephone calls, telegrams, stationery supplies, counsel fees (incurred with prior permission of the Fund), outside printing and mailing firms (including Output Technologies SRI Group, Inc.), magnetic tapes, reels or cartridges (if sent to a Fund or to third party at Fund's request) and magnetic tape handling charges, off-site record storage, media for storage of records (e.g., microfilm, microfiche, optical platters, computer tapes), computer equipment installed at Fund's request at Fund's or a third party's premises, telecommunications equipment, telephone/ telecommunication lines between Fund and its agents, on one hand, and DST on the other, proxy mailing, soliciting, processing and/or tabulating costs, second-site backup computer facility, transmission of statement data for remote printing or processing, and NSCC transaction fees (as well as any other expenses set forth on Exhibit C, as amended from time to time, attached hereto and incorporated herein by reference) to the extent any of the foregoing are paid or incurred by DST. In addition, any other expenses incurred by DST at the request or with the consent of Fund will be promptly reimbursed by Fund. Fund agrees to pay postage expenses at least one day in advance if so requested.

         C. DST shall provide statements to Fund of the amounts owed to DST by the Fund under this Agreement. Amounts due hereunder shall be due and paid on or before the thirtieth; (30th) calendar day after receipt of the statement therefor by Fund (the "Due

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                  Date"). Fund is aware that its failure to pay all amounts in a timely fashion so that they will be received by DST on or before the Due Date will give rise to costs to DST not contemplated by this Agreement, including but not limited to carrying, processing and accounting charges. Accordingly, subject to Section 6.D. hereof, in the event that any amounts due hereunder are not received by DST by the Due Date, Fund shall pay a late charge equal to the rate set forth in the fee schedule times the amount overdue, times the number of days from the Due Date up to and including the day on which payment is received by DST divided by 365. The parties hereby agree that such late charge represents a fair and reasonable computation of the costs incurred by reason of late payment or payment of amounts not properly due. Acceptance of such late charge shall in no event constitute a waiver of Fund's or DST's default or prevent the non-defaulting party from exercising any other rights and remedies available to it.

         D. In the event that any charges are disputed, Fund shall, on or before the Due Date, pay all undisputed amounts due hereunder and notify DST in writing of any disputed charges for out-of-pocket expenses which it is disputing in good faith. Payment for such disputed charges shall be due on or before the close of the fifth (5th) business day after the day on which DST provides to Fund documentation which an objective observer would agree reasonably supports the disputed charges (the "Revised Due Date"). Late charges shall not begin to accrue as to charges disputed in good faith until the first day after the Revised Due Date.

7.       Operation of DST Systems.

         In connection with the performance of its services under this Agreement, DST is responsible for such items as:

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         A.       That entries in DST's records and in Fund's records on the
                  Systems created by DST accurately reflect the orders, instructions, and other information received by DST from Fund, Fund's principal manager, underwriter or distributor or Fund's investment adviser, sponsor, custodian or administrator (each a "Fund Service Provider"), broker-dealers and shareholders;

         B. That shareholder lists, shareholder account verifications, confirmations and other shareholder account information to be produced from its records or data be available and accurately reflect the data in Fund's records on the Systems;

         C. The accurate and timely issuance of dividend and distribution checks in accordance with instructions received from Fund and the data in Fund's records on the Systems;

         D. That redemption transactions and payments with respect to shares of open-end funds and transfers with respect to closed-end funds be effected timely, under normal circumstances on the day of receipt, and accurately in accordance with instructions received by DST from dealers, shareholders, a Fund Service Provider or an Authorized Person provided such instructions are in proper order as set forth elsewhere in this Agreement and are consistent with the data Fund's records on the Systems;

         E. The deposit daily in Fund's appropriate special bank account of all checks and payments received by DST from NSCC, broker-dealers or shareholders for investment in shares of open-end funds;

         F. DST will use reasonable care in its processing and interpretation of shareholder transactions. Gains and losses resulting from "as of" transactions due to DST's bad faith, willful misconduct, negligence or knowing violations of applicable law, but not

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                  those due to non-negligent DST clerical errors or
                  misinterpretation of shareholder instructions, will be the responsibility of DST. DST will maintain an annual, cumulative record of such "as of" transactions for each Series, netting gains and losses. If at the end of the calendar year the balance in the record with respect to any Series is a gain of a material amount, the applicable Series will write-off to income an amount necessary such that the balance immediately after the write-off is not a material amount. In the event the balance in the accumulation record at the end of the calendar year is a gain that is not of a material amount, this gain may be carried forward to offset future losses. In the event the balance in the record with respect to any Series is at the end of the year a loss of a material amount, DST will promptly pay such Series the amount of this loss necessary such that the balance immediately after the payment is not a material amount. A "material amount" is defined as a gain or loss in an amount which equals or exceeds the lesser of (i) one full cent ($0.01) per share of a Series times the number of shares outstanding for such Series, or (ii) one-half of one percent of the value of a Series' total assets (or other such amounts as may be adopted by applicable accounting or regulatory authorities from time to time).

         G. Notwithstanding anything in this Agreement to the contrary, DST shall perform the services set forth in this Agreement, including but not limited to the requiring of proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the opening of shareholder accounts (where required), transfers, redemptions and other shareholder account transactions, in conformance with DST's present procedures as set forth in its Legal Manual, Third Party Check Procedures, Checkwriting Draft Procedures, and Signature Guarantee Procedures with such

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                  changes or deviations therefrom as may be from time to time required or approved by Fund, its investment adviser or principal underwriter, or their or DST's counsel (the "Procedures") and the rejection of orders or instructions not in good order in accordance with the applicable prospectus or the Procedures;

         H. The maintenance of customary records in connection with its agency, and particularly those records required to be maintained pursuant to subparagraph (2) (iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, as amended, if any; and

         I. The maintenance of a current, duplicate set of Fund's essential records as of the close of business on the prior business day at a secure separate location, in a form available and usable forthwith in the event of any breakdown or disaster disrupting its main operation.

8.       Indemnification.

         A. DST shall at all times use reasonable care, due diligence and act in good faith in performing its duties under this Agreement. DST shall provide its services as transfer agent in accordance with Section 17A of the Exchange Act, and the rules and regulations thereunder. In the absence of bad faith, willful misconduct, knowing violations of applicable law pertaining to the manner in which transfer agency services are to be performed by DST (excluding any violation arising directly or indirectly out of the actions of DST-unaffiliated third parties), reckless disregard of the performance of its duties, or negligence on its part, DST shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. For those activities or actions delineated in the Procedures, DST shall be presumed to have used reasonable care, due diligence and

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                  acted in good faith if it has acted in accordance with the
                  Procedures, copies of which have been provided or made available to Fund, as amended from time to time with approval of Fund counsel, or for any deviation therefrom approved by an Authorized Person, Fund or Fund's or DST's counsel.

         B. DST shall not be responsible for, and Fund shall indemnify and hold DST harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability which may be asserted against DST or for which DST may be held to be liable, arising out of or attributable to:

                  (1) All actions of DST required to be taken by DST pursuant to this Agreement, provided that DST has acted in accordance with the standards specified in Paragraph A;

                  (2) Fund's refusal or failure to comply with the terms of this Agreement, Fund's negligence or willful misconduct, or the breach of any representation or warranty of Fund hereunder;

                  (3) DST's good faith reliance on or the carrying out of any written or recorded oral instructions or requests of an Authorized Person or DST's good faith reliance on or use of information, data, records and documents received from, or which have been prepared and/or maintained by or on behalf of, a Fund Service Provider;

                  (4) Defaults by dealers or shareowners with respect to payment for share orders previously entered;

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                  (5)      The offer or sale of Fund's shares in violation of
                           any requirement under federal securities laws or regulations or the securities laws or regulations of any state or in violation of any stop order or other determination or ruling by any federal agency or state with respect to the offer or sale of such shares in such state (unless such violation results from DST's failure to comply with written instructions of Fund or of any officer of Fund that no offers or sales be input into Fund's securityholder records in or to residents of such state);

                  (6) Fund's or its agents' and Authorized Persons' omissions, errors and mistakes: (a) in the use of (i) the Systems, (ii) the data center, computer and related equipment used to access the Systems (the "DST Facilities"), and (iii) control procedures in the Systems, and (b) in the verification of output and (c) in the remote input of data;

                  (7) Errors, inaccuracies and omissions in, or errors, inaccuracies or omissions of DST arising out of or resulting from such errors, inaccuracies and omissions in, Fund's records, shareholder records and other records, delivered to DST hereunder by Fund or its prior agent(s) (but not including errors, inaccuracies or omissions resulting from the negligence or willful misconduct of DST);

                  (8) Actions or omissions to act by Fund or agents designated by Fund (other than DST) with respect to duties assumed thereby as provided for in Section 19.A hereof; and

                  (9) DST's performance of Exception Services except where DST acted or omitted to act in bad faith, with reckless disregard of its obligations or with gross negligence.

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         C.       Except where DST is entitled to indemnification under Section
                  8.B. hereof, and subject to the provisions Section 7.F. hereof, DST shall indemnify and hold Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of DST's failure to comply with the terms of this Agreement or arising out of or attributable to DST's negligence or willful misconduct or material breach of any representation or warranty of DST hereunder.

         D. EXCEPT FOR VIOLATIONS OF SECTION 21, IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO ANYONE, INCLUDING, WITHOUT LIMITATION TO THE OTHER PARTY, FOR CONSEQUENTIAL DAMAGES FOR ANY ACT OR FAILURE TO ACT UNDER ANY PROVISION OF THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

         E. Promptly after receipt by an indemnified person of notice of the commencement of any action, such indemnified person will, if a claim in respect thereto is to be made against an indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve an indemnifying party from any liability that it may have to any indemnified person for contribution or otherwise under the indemnity agreement contained herein except to the extent it is prejudiced as a proximate result of such failure to timely notify. In case any such action is brought against any indemnified person and such indemnified person seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, assume the defense thereof (in its own name or in the name and on behalf of any

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                  indemnified party or both with counsel reasonably satisfactory to such indemnified person); provided, however, if the defendants in any such action include both the indemnified person and an indemnifying party and the indemnified person shall have reasonably concluded that there may be a conflict between the positions of the indemnified person and an indemnifying party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified persons which are inconsistent with those available to an indemnifying party, the indemnified person or indemnified persons shall have the right to select one separate counsel (in addition to counsel provided by the indemnifying party) to assume such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified person or indemnified persons at such indemnified party's sole expense. Upon receipt of notice from an indemnifying party to such indemnified person of its election so to assume the defense of such action and approval by the indemnified person of counsel, which approval shall not be unreasonably withheld (and any disapproval shall be accompanied by a written statement of the reasons therefor), the indemnifying party will not be liable to such indemnified person hereunder for any legal or other expenses subsequently incurred by such indemnified person in connection with the defense thereof. An indemnifying party will not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified persons are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified person from all liability arising out of such claim, action, suit or proceeding. An indemnified party will not, without the prior written consent of the indemnifying party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder. If it does so, it waives its right to indemnification therefor.

9.       Certain Covenants of DST and Fund.

         A. All requisite steps will be taken by Fund from time to time when and as necessary to register Fund's shares for sale in all states in which Fund's shares shall at the time be offered for sale and require registration. If at any time Fund receives notice of any stop order or other proceeding in any such state affecting such registration or the sale of Fund's shares, or of any stop order or other proceeding under the federal securities laws affecting the sale of Fund's shares, Fund will give prompt notice thereof to DST.

         B. DST hereby agrees to perform such transfer agency functions as are set forth herein and establish and maintain facilities and procedures reasonably acceptable to Fund for safekeeping of check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such forms and devices, and to carry such insurance as it considers adequate and reasonably available.

         C. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and Rules thereunder, DST agrees that all shareholder- or Fund-related records maintained by DST relating to the services performed by DST under this Agreement are the property of Fund and will be preserved, and will, upon receipt of payment of all sums due to DST in connection with DST's performance under this Agreement, be surrendered promptly to Fund on request.

         D. DST agrees to furnish Fund semiannual reports of its financial condition, consisting of a balance sheet, earnings statement and any other readily and publicly available financial information reasonably requested by Fund. The annual financial statements will be certified by DST's certified public accountants. DST agrees to provide such reports as are produced by the TA2000 System respecting its services under this Agreement to Fund's Board as the Fund Board may reasonably request.

         E. DST represents and agrees that it will use its reasonable efforts to keep current on the trends of the investment company industry relating to shareholder services and will use its reasonable efforts to continue to modernize and improve.

         F. DST will permit Fund and its authorized representatives to make periodic inspections of its operations as such would involve Fund upon reasonable prior notice and at reasonable times during business hours.

         G. DST agrees to use its reasonable efforts to provide in Kansas City at Fund's expense two (2) man weeks of training for Fund's personnel in connection with use and operation of the Systems. All travel and reimbursable expenses incurred by Fund's personnel in connection with and during training at DST's Facility shall be borne by Fund. At Fund's option and expense, DST also agrees to use its best efforts to provide an additional two (2) man weeks of training at Fund's facility for Fund's personnel in connection with the Systems. Reasonable travel, per diem and reimbursable expenses incurred by DST personnel in connection with and during training at Fund's facility or in connection with the conversion shall be borne by Fund.

         H. Notwithstanding anything in this Agreement to the contrary, DST's only warranty or covenant with respect to year 2000 compliance is that the TA2000 System will be year 2000 compliant during the term set forth in Section 20 of this Agreement. As used in this Agreement "year 2000 compliant" shall mean that the TA2000 System will perform in accordance with the terms of this Agreement regardless of the century with respect to which date data is encountered by the TA2000 System; provided, that (i) all date data received by DST for use by the TA2000 System is accurate and in formats specified by DST from time to time, (ii) all date data generated by the TA2000 System is accepted by the recipient in formats provided by DST from time to time, and (iii) DST shall not be obligated to provide date data for interface functions such as screens, reports or data transmission files in any format other than that specified by DST from time to time. Notwithstanding the foregoing, DST makes no representation or warranty as to the ability of any hardware, firmware, software, products or services provided to DST by any other party to manipulate or to process date data, or as to the functionality of any DST software (including without limitation the TA2000 System) in circumstances where data received from any third party system (including without limitation that of Fund and its Authorized Persons, agents or customers) is invalid, incorrect or otherwise corrupt.

10.      Death, Resignation or Removal of Signing Officer.

         Fund will file promptly with DST written notice of any change in the officers authorized to sign written instructions or requests, together with two certificates of the Secretary or Clerk bearing the specimen signature of each newly authorized officer.

'
11.      Future Amendments of Charter and Bylaws.

         Fund will promptly file with DST copies of all material amendments to its Articles of Incorporation or Declaration of Trust, as applicable, or bylaws made after the date of this Agreement.

12.      Instructions, Opinion of Counsel and Signatures.

         At any time DST may apply to any Authorized Person to give instructions to DST, and may with the prior approval of an Authorized Person consult with legal counsel for Fund or its own legal counsel at the expense of Fund, with respect to any matter arising in connection with the agency and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. DST will be protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by an Authorized Person and will not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Fund.

13.      Force Majeure and Disaster Recovery Plans.

         A. DST SHALL NOT BE RESPONSIBLE OR LIABLE FOR ITS FAILURE OR DELAY IN PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT ARISING OUT OF OR CAUSED, DIRECTLY OR INDIRECTLY, BY CIRCUMSTANCES BEYOND ITS REASONABLE CONTROL, INCLUDING, WITHOUT LIMITATION: ANY INTERRUPTION, LOSS OR MALFUNCTION OR ANY UTILITY, TRANSPORTATION, COMPUTER (HARDWARE OR SOFTWARE) OR COMMUNICATION SERVICE; INABILITY TO OBTAIN LABOR, MATERIAL, EQUIPMENT OR TRANSPORTATION, OR A DELAY IN MAILS; GOVERNMENTAL OR EXCHANGE ACTION, STATUTE,

                  ORDINANCE, RULINGS, REGULATIONS OR DIRECTION; WAR, STRIKE, RIOT, EMERGENCY, CIVIL DISTURBANCE, TERRORISM, VANDALISM, EXPLOSIONS, LABOR DISPUTES, FREEZES, FLOODS, FIRES, TORNADOS, ACTS OF GOD OR PUBLIC ENEMY, REVOLUTIONS, OR INSURRECTION; OR ANY OTHER CAUSE, CONTINGENCY, CIRCUMSTANCE OR DELAY NOT SUBJECT TO DST'S CONTROL WHICH PREVENTS OR HINDERS DST'S PERFORMANCE HEREUNDER, AND PROVIDED THAT DST ACTS REASONABLY UNDER THE CIRCUMSTANCES TO WORK TOWARD THE ELIMINATION, AS SOON AS AND TO THE EXTENT REASONABLY PRACTICABLE, OF THE ADVERSE EFFECTS OF THE SPECIFIC OCCURRENCE OR EVENT.

         B. DST currently maintains an agreement with a third party whereby DST is to be permitted to use on a "shared use" basis a "hot site" (the "Recovery Facility") maintained by such party in event of a disaster rendering the DST Facilities inoperable. DST has developed and is continually revising a business contingency plan (the "Business Contingency Plan") detailing which, how, when, and by whom data maintained by DST at the DST Facilities will be installed and operated at the Recovery Facility. Provided Fund is paying its pro rata portion of the charge therefor, DST would, in event of a disaster rendering the DST Facilities inoperable, use reasonable efforts to convert the Systems containing the designated Fund data to the computers at the Recovery Facility in accordance with the then current Business Contingency Plan.

         C. DST also currently maintains, separate from the area in which the operations which provide the services to Fund hereunder are located, a Crisis Management Center consisting of phones, computers and the other equipment necessary to operate a full service transfer agency business in the event one of its operations areas is rendered inoperable. The transfer of operations to other operating areas or to the Crisis Management Center is also covered in DST's Business Contingency Plan.

14.      Certification of Documents.

         The required copy of the Articles of Incorporation or Declaration of Trust of Fund and copies of all amendments thereto will be certified by the Secretary of State (or other appropriate official) of the State of Incorporation, and if such Articles of Incorporation or Declaration of Trust and amendments are required by law to be also filed with a county, city or other officer of an official body, a certificate of such filing will appear on the certified copy submitted to DST. A copy of the order or consent of each governmental or regulatory authority required by law to the issuance of the stock will be certified by the Secretary or Clerk of such governmental or regulatory authority, under proper seal of such authority. The copy of the Bylaws and copies of all amendments thereto, and copies of resolutions of the Board of Directors or Trustees of Fund, as applicable, will be certified by the Secretary or Clerk or an Assistant Secretary or Clerk of Fund under Fund's seal.

15.      Records.

         DST will maintain customary records in connection with its agency, and particularly will maintain those records required to be maintained pursuant to subparagraph (2) (iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, as amended, if any.

16.      Disposition of Books and Records.

         DST may send periodically to Fund, or to where designated by the Secretary or an Assistant Secretary of Fund, all books, documents, and records no longer deemed needed for current purposes, upon the understanding that such books, documents, and records will be maintained by Fund under and in accordance with the requirements of
         Section 17Ad-7 adopted under the Securities Exchange Act of 1934. Such materials will not be destroyed by Fund without the consent of DST (which consent will not be unreasonably withheld), but will be safely stored for possible future reference and maintained, preserved and made available to DST and the U.S. Securities and Exchange Commission in accordance with the requirement of Sections 17Ad-7 and 17
         C.F.R. Section 240.17Ad-7.

17.      Provisions Relating to DST as Transfer Agent.

         A. DST will supply a shareholder's list to Fund for its annual meeting upon receiving a request from an officer of Fund. If will also supply lists at such other times as may be requested by an officer of Fund, subject to payment of applicable charges therefor.

         B. Upon receipt of written instructions of an officer of Fund, DST will address and mail notices to shareholders.

         C. In case of any request or demand for the inspection of the stock books of Fund or any other books in the possession of DST, DST will endeavor to notify Fund and to secure instructions as to permitting or refusing such inspection. DST reserves the right, however, to exhibit the stock books or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the stock books or other books to such person.

18.      Provisions Relating to Dividend Disbursing Agency.

         A. DST will, at the expense of Fund, provide a special form of check containing the imprint of any device or other matter desired by Fund. Said checks must, however, be of a form and size convenient for use by DST.

         B. If Fund desires to include additional printed matter, financial statements, etc., with the dividend checks, the same will be furnished to DST within a reasonable time prior to the date of mailing of the dividend checks, at the expense of Fund.

         C. If Fund desires its distributions mailed in any special form of envelopes, sufficient supply of the same will be furnished to DST, but the size and form of said envelopes will be subject to the approval of DST. If stamped envelopes are used, they must be furnished by Fund; or if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by Fund in advance of such mailing.

         D. DST is hereby authorized to open and to maintain at a Bank acceptable to Fund one or more non-interest bearing deposit accounts as Agent for Fund, into which the funds for payment of dividends, distributions, redemptions or other disbursements provided for hereunder will be deposited, and against which checks will be drawn.

         E. DST is authorized and directed to stop payment of checks theretofore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed of through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collection, and, to issue and deliver duplicate checks in replacement thereof.

19.      Assumption of Duties By Fund or Agents Designated By Fund.

         A. Fund or its designated agents other than DST may assume certain duties and responsibilities of DST or those services of Transfer Agent and Dividend Disbursement Agent as those terms are referred to in Section 4.D. of this Agreement including but not limited to answering and responding to telephone inquiries from shareholders and brokers, accepting shareholder and broker instructions (either or both oral and written) and transmitting orders based on such instructions to DST, preparing and mailing confirmations, obtaining certified TIN numbers, classifying the status of shareholders and shareholder accounts under applicable tax law, establishing shareholder accounts on the Systems and assigning social codes and Taxpayer Identification Number codes thereof, and disbursing monies of Fund, said assumption to be embodied in writing to be signed by both parties.

         B. To the extent Fund or its agent or affiliate assumes such duties and responsibilities, DST shall be relieved from all responsibility and liability therefor and is hereby indemnified and held harmless against any liability therefrom and in the same manner and degree as provided for in Section 8 hereof.

         C. DST may, subject to the written consent of the Fund, appoint other parties qualified to perform transfer agency services ("sub-transfer agents") to carry out some or all of its responsibilities under this Agreement; provided, however, that, unless the sub-transfer agent is appointed at the direction of the Fund, a sub-transfer agent shall be the agent of DST and not the agent of the Fund, and DST shall be fully responsible for the acts of a sub-transfer agent and shall not be relieved of any of its responsibilities hereunder by the appointment of a sub-transfer agent.

20.      Termination of Agreement.

         A. This Agreement shall be in effect from the date set forth on the first page (the "Effective Date") through May 31, 2004 ("Initial Term") and thereafter may be terminated by either party upon receipt of six (6) months written notice from the other party, provided, however, that me effective date of any termination shall not occur during the period from December 15 through March 30 of any year to avoid adversely impacting year end.

         B. Each party, in addition to any other rights and remedies, shall have me right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events with respects to the other party:

                  (1) Any interruption or cessation of operations by the other party or its assigns which materially interferes with the business operation of the first party;

                  (2) The bankruptcy of the other party or its assigns or the appointment of a receiver for the other party or its assigns;

                  (3) Failure by the other party or its assigns to perform its duties in accordance with the Agreement, which failure adversely affects the business operations of the first party and which failure continues for thirty (30) days after receipt of written notice from the first party; and

                  (4) The acquisition of a controlling interest in DST Systems, Inc. or its assigns, by any broker, dealer, investment adviser or investment company except as may presently exist.

         C. The Fund, in addition to any other rights and remedies, shall have the right at any time to terminate this Agreement forthwith upon the occurrence of an assignment (as that term is defined in the Investment Company Act of 1940, as amended) of the Fund's investment advisory contract to an entity who is not an "affiliated person" (as that term is defined in the Investment Company Act of 1940, as amended) of the Fund, the assigning entity or any other entity in the ING Pilgrim Family.

         D. In the event of any termination, Fund will promptly pay DST all amounts due and outstanding to DST hereunder. In addition, if this Agreement is terminated by Fund during the Initial Term for any reason other than those set forth in Section 20.B. or 20.C hereof, then Fund shall pay to DST on the last business day of each of the next three (3) whole or partial calendar months (commencing with the last day of the month in which termination actually occurs if termination does not occur on the last business day of the month, and with the last business day of the immediately following month if termination actually occurs on the last business day of a month) an amount equal to the average monthly fees, exclusive of the out-of-pocket expenses, paid by or on behalf of each terminating party under the affected Agreement during the six
                  (6) calendar months preceding the month during which the termination notice was received by DST.

         E. If the termination date set forth in the original termination notice is extended by any terminating party (which extension shall require the agreement of DST), then the fees and charges payable by the terminating party under this Agreement shall increase by twenty percent (20%) during the period commencing with the original termination date set forth in the initial termination notice and concluding with the day upon which termination actually occurs. These provisions are in addition to any other contractual provision or compensation agreements that may be in existence at the time of an actual transfer.

         F. DST shall, upon termination of this Agreement and receipt of payment of all outstanding bills and invoices, deliver to the successor so specified or appointed, or to Fund, at DST's office, all records then held by DST hereunder, all funds and other properties of Fund deposited with or held by DST hereunder. In the event no written order designating a successor (which may be Fund) shall have been delivered to DST on or before the date when such termination shall become effective, then DST shall deliver the records, funds and properties of Fund to a bank or trust company at the selection of DST or if a satisfactory successor cannot be obtained, DST may deliver the assets to Fund, at DST's offices or as otherwise agreed to between the parties in any event upon written notice to Fund. Thereafter Fund or such bank or trust company shall be the successor under this Agreement and shall be entitled to reasonable compensation for its services. Notwithstanding the foregoing requirement as to delivery upon termination of this Agreement, DST may make any other delivery of the funds and property of Fund which shall be permitted by the Investment Company Act of 1940, as amended, and Fund's Articles of Incorporation, Declaration of Trust, and/or Bylaws then in effect.

         G. In the event of termination, DST shall provide reasonable assistance to Fund and its designated successor transfer agent and other information relating to its services provided hereunder (subject to the recompense of DST for such assistance at its standard rates and fees for personnel then in effect at that time); provided, however, as used herein "reasonable assistance" and "other information" shall not include assisting any new service or system provider to modify, alter, enhance, or improve its system or to improve, enhance, or alter its current, or to provide any new, functionality or to require DST to disclose any DST Protected Information, as defined in
                  Section 21 of this Agreement, or any information which is otherwise confidential to DST. DST's assistance shall be billed at its then current rates, DST's present rates, which are subject to annual increase as DST's labor costs for such personnel increase, are as is set forth in Exhibit B to this Agreement.

         H. Nothing in this Agreement is intended to, nor does it, compel DST to disclose non-public information concerning its operations or operating systems or to provide programming assistance or information which might tend to improve, enhance, or add functionality to anyone else's operating systems.

21.      Confidentiality.

         A. DST agrees that, except as otherwise required by law, as provided in the last sentence of Section 17. C. hereof, as agreed to by the Fund or the Fund's Authorized Persons or as otherwise directed by shareholders of the Fund or their representatives, DST will keep confidential all records of and information in its possession relating to Fund or its shareholders or shareholder accounts (collectively "Fund Protected Information") and will not disclose the same to any person except at the request or with the consent of Fund. DST represents that it has in place and shall maintain physical, electronic, and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information related to, Fund Protected Information as and to the extent required under applicable law, and DST warrants that prior to disclosing such information to any third-party

                  (other than as permitted in this Agreement or as directed by Fund), DST shall require such third-party to implement similar procedural safeguards designed to meet the objectives set forth in this paragraph.

         B. Fund agrees to keep confidential all provisions, terms and conditions of this Agreement, all financial statements and other financial records (other than statements and records relating solely to Fund's business dealings with DST) and all manuals, systems and other technical information and data, not publicly disclosed, relating to DST's operations and programs furnished to it by DST pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of DST. Notwithstanding the foregoing, Fund shall be permitted, subject only to the requirement of five (5) days prior written notice to DST, to make such disclosures as may be required by applicable law or regulatory process (including, but not limited to, required filings with the SEC, it being acknowledged that the filing of this Agreement is not required under the Investment Company Act of 1940).

         C. Fund acknowledges that DST has proprietary rights in and to me computerized data processing recordkeeping system used by DST to perform services hereunder including but not limited to the maintenance of shareholder accounts and records, processing of related information and generation of output, the Systems, including without limitation any changes or modifications of the Systems and any other DST programs, data bases, supporting documentation, or procedures (collectively "DST Protected Information which Fund's access to the Systems or software or DST Facilities may permit Fund or its employees or agents to become aware of or to access and that the DST Protected Information constitutes confidential material and trade secrets of DST. Fund agrees to maintain the confidentiality of the DST Protected information.

         D. Fund acknowledges that any unauthorized use, misuse, disclosure or taking of DST Protected Information which is confidential as provided by law, or which is a trade secret, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, of computer network, may be subject to civil liabilities and criminal penalties under applicable state law. Fund will advise all of its employees and agents who have access to any DST Protected Information or to any computer equipment capable of accessing DST hardware or software of the foregoing.

         E. Each party acknowledges that disclosure of the Protected Information of the other party may give rise to an irreparable injury to the other party inadequately compensable in damages. Accordingly, either party may seek (without the posting of any bond or other security) injunctive relief against me breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available, and each party consents to the obtaining of such injunctive relief. All of the undertaking and obligations relating to confidentiality and nondisclosure, whether contained in this Section or elsewhere in this Agreement shall survive the termination or expiration of this Agreement for a period of ten (10) years.

22.      Changes and Modifications.

         A. During the term of this Agreement DST will use on behalf of Fund without additional cost all modifications, enhancements, or changes which DST may make to the Systems in the normal course of its business and which are applicable to functions and features offered by Fund, unless substantially all DST clients are charged separately for such modifications, enhancements or changes, including, without limitation, substantial system revisions or modifications necessitated by changes in existing laws, rules or regulations. Fund agrees to pay DST promptly for modifications and improvements which are charged for separately at the rate provided for in DST's standard pricing schedule which shall be identical for substantially all clients, if a standard pricing schedule shall exist. If there is no standard pricing schedule, the parties shall mutually agree upon the rates to be charged.

         B. DST shall have the right, at any time and from time to time, to alter and modify any systems, programs, procedures or facilities used or employed in performing its duties and obligations hereunder; provided that Fund will be notified as promptly as possible prior to implementation of such alterations and modifications and that no such alteration or modification or deletion shall materially adversely change or affect the operations and procedures of Fund in using or employing the Systems or DST Facilities hereunder or the reports to be generated by such system and facilities hereunder, unless Fund is given thirty (30) days prior notice to allow Fund to change its procedures and DST provides Fund with revised operating procedures and controls.

         C. All enhancements, improvements, changes, modifications or new features added to the Systems however developed or paid for shall be, and shall remain, the confidential and exclusive property of, and proprietary to, DST.

23.      Subcontractors.

         Nothing herein shall impose any duty upon DST in connection with or make DST liable for the actions or omissions to act of unaffiliated third parties such as, by way of example and not limitation, the banks at which me deposit accounts are maintained, The National Securities Clearing Corporation, airborne services, the U.S. mails and telecommunication companies, provided, if DST selected such company, DST shall have exercised due care in selecting the same.

24.      Limitations on Liability.

         A. If Fund is comprised of more than one Series, each Series shall be regarded for all purposes hereunder as a separate party apart from each other Series. Unless the context otherwise requires, with respect to every transaction covered by this Agreement, every reference herein to Fund shall be deemed to relate solely to the particular Series to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Series constitute a right, obligation or remedy applicable to any other Series. The use of this single document to memorialize the separate agreement of each Series is understood to be for clerical convenience only and shall not constitute any basis for joining the Series for any reason.

         B. Notice is hereby given that a copy of Fund's Articles of Incorporation or Trust Agreement (as applicable) and all amendments thereto is on file with the Secretary of State of the state of its organization; that this Agreement has been executed on behalf of Fund by the undersigned duly authorized representative of Fund in his/her capacity as such and not individually; and that the obligations of this Agreement shall only be binding upon the assets and property of Fund and shall not be binding upon any director, trustee, officer or shareholder of Fund individually.

25.      Notices.

         All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served if in writing and delivered personally, sent by mail, registered or certified, return receipt requested, postage prepaid, by telegram or by facsimile transmission:

         If to the Fund:

         To the name of the appropriate Fund
         10 State House Square
         Hartford, Connecticut 06103-3602
         Telephone No.:  (860) 275-3599
         Telecopier No.: (860) 275-4440
         Attn: Compliance Officer

         And if to DST:

         DST Systems, Inc.
         210 West 10th Street, 7th Floor
         Kansas City, Missouri 64105
         Telephone No.:  (816) 843-7500
         Telecopier No.: (816) 843-7502
         Attn: Jonathan Boehm, Group Vice President

         With a copy of non-operational notices to:

         DST Systems, Inc.
         333 West 11th Street, 5th Floor
         Kansas City, Missouri 64105
         Telephone No:   (816) 435-8688
         Telecopier No.: (816) 435-8630
         Attn: Legal Department

         or to such other address as DST or Fund may from time to time designate in writing delivered as provided above.

26.      Miscellaneous.

         A. This Agreement is executed and delivered in the State of Missouri and shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of Missouri, excluding that body of law applicable to choice of law.

         B. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

         C. The representations and warranties, all indemnifications and any limitations on liability set forth in this Agreement are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement until any statute of limitations applicable to the matter at issues shall have expired.

         D. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed each party hereto; provided, however, that upon 30 days prior written notice to DST, Fund shall have the right to add a new Series to or delete an existing Series from Exhibit A hereto in accordance with the terms and conditions of Section 4. F. of this Agreement.

         E. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         F. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         G. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         H. This Agreement may not be assigned any party hereto without prior written consent of the other parties.

         I. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between Fund and DST. It is understood and agreed that all services performed hereunder by DST shall be as an independent contractor and not as an employee of Fund. This Agreement is between DST and Fund and neither this Agreement nor the performance of services under it shall create any rights in any third parties. There are no third party beneficiaries hereto.

         J. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party hereunder.

         K. The failure of either party to insist upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

         L. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof, whether oral or written.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers, to be effective as of the day and year first above written.

                                         DST SYSTEMS, INC.

                                         By: /s/ [ILLEGIBLE]
                                             -----------------------------------

                                         Title: VP/Chief Financial Officer

                                         AETNA VARIABLE FUND,
                                         d/b/a AETNA GROWTH AND INCOME VP

                                         AETNA VARIABLE ENCORE FUND,
                                         d/b/a AETNA MONEY MARKET VP

                                         AETNA INCOME SHARES,
                                         d/b/a AETNA BOND VP

                                         AETNA BALANCED VP, INC.

                                         AETNA GET FUND

                                         AETNA GENERATION PORTFOLIOS, INC.

                                         AETNA VARIABLE PORTFOLIOS, INC.

                                         By: /s/ [ILLEGIBLE]
                                             -----------------------------------

                                         Title: President

Aetna Variable TA Agreement Cl(082701)

ING GET FUND

DST Systems, Inc.
333 West 11th St.
5th Floor

Kansas City, Missouri 64105

                                                     June 26, 2002

Ladies and Gentlemen:

         Pursuant to the Agency Agreement dated July 7, 2001, and amended April 3, 2002, between the Funds (as defined in the Agreement), including ING GET Fund, and DST Systems, Inc. (the "Agreement"), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Disbursing Agent to render such services to ING GET Fund - Series V and Series W, two newly established series of ING GET Fund, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding "ING GET Fund - Series U" and "ING GET Fund - Series V" to Exhibit A of the Agreement. The Amended Exhibit A is attached hereto.

         Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to ING GET Fund - Series U and ING GET Fund - Series V by signing below.

                                         Very sincerely,

                                         /s/ Robert S. Naka
                                         ------------------------
                                         Robert S. Naka
                                         Senior Vice President
                                         ING GET Fund

ACCEPTED AND AGREED TO:
DST Systems, Inc.

By:    /s/ Nick Horvadh
       -------------------------------
Name:  NICK HORVADH
Title: Director & OPS, Duly Authorized

7337 E. Doubletree Ranch Rd.         Tel: 480-477-3000              ING GET Fund
Scottsdale, AZ 85258-2034            Fax: 480-477-2700
                                     www.ingfunds.com

                                AMENDED EXHIBIT A
                               WITH RESPECT TO THE
                                AGENCY AGREEMENT
                               DATED JULY 7, 2001
                                     BETWEEN
                                    THE FUNDS
                                       AND
                                DST SYSTEMS, INC.
                          EFFECTIVE AS OF JUNE 26, 2002

                                           TYPE OF        STATE OF     TAXPAYER
         TAXPAYER/FUND NAME             ORGANIZATION    ORGANIZATION    I.D.NO.
         ------------------             ------------    ------------    -------
ING VP BALANCED PORTFOLIO, INC.        Corporation     Maryland       25-1599480

ING GENERATION PORTFOLIOS, INC.        Corporation     Maryland
ING VP Ascent Portfolio                                               06-1417419
ING VP Crossroads Portfolio                                           06-1417422
ING VP Legacy Portfolio                                               06-1417423

ING GET FUNDS                          Business Trust  Massachusetts
ING GET Fund - Series D                                               06-1524561
ING GET Fund - Series E                                               06-1545630
ING GET Fund - Series G                                               06-1552466
ING GET Fund - Series H                                               06-1558116
ING GET Fund - Series I                                               06-1569203
ING GET Fund - Series J                                               06-1581975
ING GET Fund - Series K                                               06-1589201
ING GET Fund - Series L                                               06-1598223
ING GET Fund - Series M                                               06-1606336
ING GET Fund - Series N                                               06-6511377
ING GET Fund - Series P                                               06-1629443
ING GET Fund - Series Q                                               06-1635593
ING GET Fund - Series R                                               90-0010843
ING GET Fund - Series S                                               46-0480768
ING GET Fund - Series T                                               48-1261161
ING GET Fund - Series U                                               46-0492476
ING GET Fund - Series V                                               46-0492478

ING VP BOND PORTFOLIO                  Business Trust  Massachusetts  06-0891902

ING VP MONEY MARKET FUND               Business Trust  Massachusetts
ING VP Money Market Portfolio                                         06-0920532

ING VARIABLE FUNDS                     Business Trust  Massachusetts
ING VP Growth and Income Portfolio                                    06-0912550

                                           TYPE OF        STATE OF     TAXPAYER
         TAXPAYER/FUND NAME             ORGANIZATION    ORGANIZATION    I.D.NO.
         ------------------             ------------    ------------    -------
ING VARIABLE PORTFOLIOS, INC.          Corporation     Maryland
ING VP Growth Portfolio                                               06-1462046
ING VP International Equity Portfolio                                 06-1497199
ING VP Small Company Portfolio                                        06-1462045
ING VP Value Opportunity Portfolio                                    06-1462047
ING VP Technology Portfolio                                           06-1575881
ING VP Index Plus LargeCap Portfolio                                  06-1462044
ING VP Index Plus MidCap Portfolio                                    06-1497207
ING VP Index Plus SmallCap Portfolio                                  06-1497206

                                       -2-